Exhibit 32

CERTIFICATION

In connection with the annual report of Franklin Covey Co. (the “Company”) on Form 10-K for the period ended August 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), we, Robert A. Whitman, President and Chief Executive Officer of the Company, and Stephen D. Young, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

/s/ ROBERT A. WHITMAN	/s/ STEPHEN D. YOUNG
Robert A. Whitman President and Chief Executive Officer	Stephen D. Young Chief Financial Officer
Date: November 14, 2007	Date: November 14, 2007

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